As filed with the Securities and Exchange Commission on July 13, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sierra Pacific Resources
(Exact name of registrant as specified in its charter)

Nevada	88-0198358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0024 (89511)
(775) 834-3600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Paul J. Kaleta, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Sierra Pacific Resources
P.O. Box 30150 (6100 Neil Road)
Reno, Nevada 89520-3150 (89511)
(702) 367-5690
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

William C. Rogers, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
(617) 248-5000

Approximate date of commencement of proposed sale of the securities to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Amount to be
Registered/Proposed
Maximum Offering
Price per Unit/
	Proposed Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to be Registered	Offering Price(1)	Fee(2)
Common Stock, par value $1.00 per share
Debt Securities

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

COMMON STOCK
DEBT SECURITIES

Sierra Pacific Resources is a Nevada corporation.

Sierra Pacific Resources may offer shares of common stock and debt securities from time to time. We will provide specific terms of any offering in supplements to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

Additional information on our plan of distribution can be found inside under “Plan of Distribution.” We will further describe the plan of distribution for any securities offered hereunder in the applicable prospectus supplement.

The common stock of Sierra Pacific Resources is listed on the New York Stock Exchange under the symbol “SRP.”

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 13, 2006.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may offer the common stock and debt securities described in this prospectus in one or more offerings. In this prospectus, we refer to the common stock and debt securities collectively as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the debt securities being offered and, in the case of the common stock, will describe the offering price of the common stock. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable pricing supplement. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

RISK FACTORS

Investing in our securities involves risks. You are urged to read and carefully consider the information under the heading “Risk Factors” in:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated by reference into this prospectus;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, which is incorporated by reference into this prospectus; and

•	documents we file with the Securities and Exchange Commission after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties that we have described are not the only ones facing us or Nevada Power Company (“NPC”) or Sierra Pacific Power Company (“SPPC” and, together with NPC, the “Utilities”). The prospectus supplement applicable to each type or series of securities we offer under this registration statement will contain additional information about risks applicable to an investment our company and the particular type of securities we are offering under that prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which represent our expectations or beliefs concerning future events. When used in this prospectus, the words “expects,” “plans,” “anticipates,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements contained or incorporated by reference in this prospectus are based upon information available to us on the date of this prospectus. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our expectations. In addition to the specific factors discussed in the “Risk Factors” section of this prospectus and our reports that are incorporated by reference, the following are factors that could cause our actual results or those of the Utilities to differ materially from those contemplated in any forward-looking statement:

•	wholesale market conditions, including availability of power on the spot market, which affect the prices the Utilities have to pay for power as well as the prices at which the Utilities can sell any excess power;

•	whether the Utilities will be able to continue to obtain fuel, power and natural gas from their suppliers on favorable payment terms and favorable prices, particularly in the event of unanticipated power demands (for example, due to unseasonably hot weather), sharp increases in the prices for fuel, power and/or natural gas, or a ratings downgrade;

•	the ability of us, NPC and SPPC to maintain access to the capital markets to support their requirements for working capital, including amounts necessary to finance deferred energy costs, as well as for construction and acquisition costs and other capital expenditures, particularly in the event of unfavorable rulings by the Public Utilities Commission of Nevada (“PUCN”), a downgrade of the current debt ratings of us, NPC, or SPPC and/or adverse developments with respect to the Utilities’ power and fuel suppliers;

•	unfavorable or untimely rulings in rate cases filed and to be filed by the Utilities with the PUCN, including the periodic applications to recover costs for fuel and purchased power that have been recorded by the Utilities in their deferred energy accounts, and deferred natural gas recorded by SPPC for its gas distribution business;

•	unseasonable weather and other natural phenomena, which, in addition to impacting the Utilities customers’ demand for power, can have potentially serious impacts on the Utilities’ ability to procure adequate supplies of fuel or purchased power to serve their respective customers and on the cost of procuring such supplies;

•	whether the Utilities will be successful in obtaining PUCN approval to recover the outstanding balance of their other regulatory assets and other merger costs recorded in connection with the 1999 merger between us and NPC in a future general rate case;

•	whether the Utilities will be able to continue to pay us dividends under the terms of their respective financing and credit agreements, their regulatory order from the PUCN, limitations imposed by the Federal Power Act and, in the case of SPPC, under the terms of SPPC’s restated articles of incorporation;

•	the final outcome of SPPC’s pending lawsuit in Nevada state court seeking to reverse the PUCN’s 2004 decision on SPPC’s 2003 General Rate case disallowing the recovery of a portion of SPPC’s costs, expenses and investment in the Piñon Pine Project;

•	the final outcome of NPC’s pending lawsuit in Nevada state court seeking to reverse portions of the PUCN’s 2002 order denying the recovery of NPC’s deferred energy costs;

•	the effect that any future terrorist attacks, wars, threats of war, or epidemics may have on the tourism and gaming industries in Nevada, particularly in Las Vegas, as well as on the economy in general;

•	industrial, commercial, and residential growth in the service territories of the Utilities;

•	employee workforce factors, including changes in collective bargaining unit agreements, strikes or work stoppages;

•	the effect of existing or future Nevada, California or federal legislation or regulations affecting electric industry restructuring, including laws or regulations which could allow additional customers to choose new electricity suppliers or change the conditions under which they may do so;

•	changes in the business or power demands of the Utilities’ major customers, including those engaged in gold mining or gaming, which may result in changes in the demand for services of the Utilities, including the effect on the Nevada gaming industry of the opening of additional Indian gaming establishments in California and other states;

•	the financial decline of any significant customers;

•	changes in environmental laws or regulations, including the imposition of significant new limits on mercury and other emissions from coal-fired power plants;

•	changes in tax or accounting matters or other laws and regulations to which we or the Utilities are subject;

•	future economic conditions, including inflation rates and monetary policy;

•	financial market conditions, including changes in availability of capital or interest rate fluctuations; and

•	unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs.

Additional information concerning these and other factors is contained in our Securities and Exchange Commission filings, including but not limited to our Forms 10-K, 10-Q and 8-K, which are incorporated by reference into this prospectus and which we urge you to read.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file reports and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

Information on the public reference rooms and their copy charges may be obtained from the Securities and Exchange Commission by calling 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that have been filed electronically with the Securities and Exchange Commission. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the Securities and Exchange Commission at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our Securities and Exchange Commission filings, is also available on our website at www.sierrapacificresources.com. The contents of our website are not incorporated into this prospectus or any accompanying prospectus supplement.

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission covering the securities. This prospectus is part of that registration statement. As allowed by the Securities and Exchange Commission’s rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

INCORPORATION OF INFORMATION WE FILE WITH THE
SECURITIES AND EXCHANGE COMMISSION

The Securities and Exchange Commission allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the Securities and Exchange Commission will automatically update and supersede information contained in documents filed earlier with the Securities and Exchange Commission or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not “filed” in accordance with Securities and Exchange Commission rules:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and

•	Current Reports on Form 8-K filed January 10, 2006, January 11, 2006, January 12, 2006, January 17, 2006, January 18, 2006, January 20, 2006, January 25, 2006, January 31, 2006, February 1, 2006, February 21, 2006, March 10, 2006, March 21, 2006, March 23, 2006, March 31, 2006, April 3, 2006, April 4, 2006, April 13, 2006, April 20, 2006, April 21, 2006, April 28, 2006, May 11, 2006, May 12, 2006, May 26, 2006, June 8, 2006, June 19, 2006, June 22, 2006, June 27, 2006, June 29, 2006, June 30, 2006 and July 3, 2006.

You may request a copy of any filings referred to above (excluding certain exhibits to the documents), at no cost, by writing or telephoning us at the following address:

Sierra Pacific Resources
Attention: Assistant Treasurer
P.O. Box 30150
6100 Neil Road
Reno, Nevada 89520
Telephone: (702) 367-5000

SIERRA PACIFIC RESOURCES

We engage primarily in the power and energy businesses through several regulated subsidiaries. We completed a merger with NPC in July 1999, combining the two largest regulated electric utility companies in the state of Nevada. As of the date of this prospectus, we serve approximately 95% of Nevada residents, providing electricity and/or gas to approximately 1.1 million customers in service territories that cover northern and southern Nevada and the Lake Tahoe region of California. In addition to NPC and SPPC, we also operate several non-regulated businesses.

Our Subsidiaries

Nevada Power Company, our wholly owned subsidiary, is a public utility engaged in the distribution, transmission, generation and sale of electric energy to approximately 774,000 customers in southern Nevada. NPC has a total generating capacity of 3,066 MW from 27 gas, oil and coal generating units in its generating plants and serves customers in the communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and adjoining areas, including Nellis Air Force Base and the Department of Energy’s Nevada Test Site in Nye County.

Sierra Pacific Power Company, our wholly owned subsidiary is a public utility primarily engaged in the distribution, transmission, generation and sale of electric energy and natural gas in Nevada. SPPC has a total generating capacity of 1,045 MW of coal and natural gas/oil fired generating plants and provides electricity to approximately 353,000 customers in a 50,000 square mile service area in western, central and northeastern

Nevada, including the cities of Reno, Sparks, Carson City and Elko, and a portion of eastern California, including the Lake Tahoe area. SPPC also provides natural gas service in Nevada to approximately 140,000 customers in an area of about 600 square miles in Nevada’s Reno/Sparks area.

Tuscarora Gas Pipeline Company is a joint venture partner with TransCanada Pipelines Ltd. in the operation of a 229 mile natural gas pipeline regulated by the Federal Energy Regulatory Commission (“FERC”) that serves Reno, northern Nevada and northeastern California.

We also operate non-utility businesses which, collectively, do not comprise a material amount of our total revenues or total assets.

We are incorporated in Nevada. Our principal executive offices are located at 6100 Neil Road, Reno, Nevada 89520 and our telephone number is 775-834-3600.

In this prospectus, “Sierra Pacific,” the “Company,” “we,” “us,” and “our” refer specifically to Sierra Pacific Resources, the holding company.

Dividends from Subsidiaries

Since we are a holding company, substantially all of our cash flow is provided by dividends paid to us by NPC and SPPC on their common stock, all of which is owned by us. Since NPC and SPPC are public utilities, they are subject to regulation by state utility commissions, which may impose limits on investment returns or otherwise impact the amount of dividends that the Utilities may declare and pay, and to a federal statutory limitation on the payment of dividends. In addition, certain agreements entered into by the Utilities set restrictions on the amount of dividends they may declare and pay and restrict the circumstances under which such dividends may be declared and paid. The specific restrictions on dividends contained in agreements to which NPC and SPPC are party, as well as specific regulatory limitations on dividends, can be found in our Forms 10-K, 10-Q and 8-K, which are incorporated by reference into this prospectus. The prospectus supplement applicable to each offering of securities under this registration statement will contain additional information regarding dividend restrictions applicable to NPC and SPPC.

USE OF PROCEEDS

We intend to use the proceeds from the issuance of these securities to refinance, discharge and/or refund our existing indebtedness, to make capital contributions to our subsidiaries, and for general corporate purposes.

The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

The authorized capital stock of Sierra Pacific Resources consists of 350,000,000 shares of Common Stock, $1.00 par value per share. The Company’s Common Stock is listed on the NYSE under the trading symbol “SRP.” The following description of the Common Stock summarizes provisions of, and is qualified in its entirety by reference to, the Company’s Articles of Incorporation and the laws of the State of Nevada.

All shares of Common Stock participate equally with respect to dividends and rank equally upon liquidation. Each share of Common Stock is entitled to one vote per share at all meetings of stockholders. The Common Stock has no preemptive rights and does not have cumulative voting rights.

The Board is classified, consisting of three classes of equal (or nearly equal) membership serving staggered three-year terms. The vote of the holders of two-thirds of the issued and outstanding shares of Common Stock is required to remove a director or directors from office or to amend the provisions of the Articles of Incorporation relating to election and removal of directors, unless, in the case of such an amendment, two-thirds of the Board approves the amendment, in which case the approval of the holders of a majority of the outstanding Common Stock is required.

The vote of the holders of two-thirds of the issued and outstanding shares of Common Stock, in addition to any class vote required by law, is required to effect certain mergers, sales of assets or stock issuances involving the Company and any holder of more than 10 percent of the Common Stock, unless certain “fair price” criteria and procedural requirements are satisfied or the transaction is approved by a majority of the directors (excluding any director affiliated with such 10 percent stockholder). The vote of the holders of two-thirds of the issued and outstanding shares of Common Stock is required to amend these “fair price” provisions.

Except as described above, the Company may amend its Articles of Incorporation upon the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.

In the event of any liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive pro rata the assets and funds of the Company remaining after satisfaction of all of its creditors.

The Company’s transfer agent and registrar is Wells Fargo Shareowner Services.

Nevada Statutory Provisions

Nevada law provides that no person may acquire direct or indirect control of an entity that holds a controlling interest in a public utility without the prior approval of the PUCN. Nevada law, however, permits the transfer of not more than 25 percent of the Common Stock of an entity that holds a controlling interest in a public utility without the prior approval of the PUCN. The Company holds a controlling interest in both NPC and SPPC, which are public utilities in Nevada. Accordingly, no person may acquire more than 25 percent of the Common Stock without first obtaining the approval of the PUCN. Any transaction that violates such restriction is not valid for any purpose.

The Company is subject to Nevada’s Control Share Acquisition Act (Nevada Revised Statutes 78.378-78.3793), which prohibits an acquiror, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquiror obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power.

The Company is also subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the Company, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of the Company’s voting stock.

DESCRIPTION OF THE DEBT SECURITIES

General

From time to time we may issue debt securities in one or more series of senior debt securities (“debt securities”). Below is a description of the general terms of the debt securities. The particular terms of a series of debt securities will be described in a prospectus supplement.

Debt securities will be issued under an indenture, as supplemented from time to time (the “indenture”), between us and The Bank of New York, as trustee (the “indenture trustee”). The indenture will be subject to and governed by the Trust Indenture Act of 1939. The Bank of New York also acts as trustee under the general and refunding mortgage indentures of SPPC and NPC.

The indenture does not limit the amount of debt securities that we may issue, nor does it limit us or our subsidiaries from issuing any other unsecured debt. The debt securities will rank equally with all of our unsecured and unsubordinated debt. As a holding company, our cash flows and our ability to service our debt are dependent on the cash flows of our subsidiaries. Our subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due under the debt securities. In addition, our two largest subsidiaries, NPC and SPPC, are subject to regulation by state utility commissions, which may impose limitations on investment returns or otherwise impact the amount of dividends which may be declared and paid by those companies, and to a federal statutory limitation on the payment of dividends. Similarly, certain agreements entered into by NPC and SPPC set restrictions on the amount of dividends they may declare and pay and restrict the circumstances under which such dividends may be declared and paid. For a more detailed description of the dividend restrictions applicable to our subsidiaries, see “SIERRA PACIFIC RESOURCES — Dividends from Subsidiaries” above. As a result of these factors, the debt securities will be effectively subordinated to all indebtedness and other liabilities of our subsidiaries.

Terms of the Debt Securities

Each prospectus supplement relating to an offering of a series of debt securities will describe the terms of such debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of principal amount at which the debt securities will be issued;

•	the stated maturity date;

•	any fixed or variable interest rates or rates per annum or the method or procedure for determining the interest rates;

•	the times at which any interest will be payable, the date or dates from which interest will accrue and the regular record dates for interest payments or the method for determining those dates;

•	the principal amount payable, whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

•	whether the debt securities are denominated or payable in United States dollars;

•	any sinking fund requirements;

•	any terms under which we can redeem the debt securities;

•	any terms for repayment of principal amount at the option of the holder;

•	whether and under what circumstances we will pay additional amounts (“Additional Amounts”) under any debt securities to a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected debt securities rather than pay any Additional Amounts;

•	the form in which we will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

•	whether the debt securities will be issued in global form, and any terms and conditions under which the debt securities in global form may be exchanged for definitive debt securities;

•	the defeasance provisions, if any, that apply to the debt securities (other than those described herein);

•	the person to whom any interest on a registered security is payable, if that person is not the registered owner of the debt securities, or the manner in which any interest is payable on a bearer security if other than upon presentation of the coupons pertaining thereto, as the case may be;

•	any events of default or covenants not contained in the indenture; and

•	any other specific terms of the debt securities which are not inconsistent with the provisions of the indenture.

Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if applicable.

The provisions of the indenture permit us, without the consent of holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous series of debt securities and issue additional debt securities of that series.

We will pay or deliver principal and any premium, Additional Amounts, and interest in the manner, at the places and subject to the restrictions described in the indenture, the debt securities and the applicable prospectus supplement.

Consolidation, Merger or Sale

The indenture permits us to merge or consolidate, sell, lease, for a term extending beyond the last stated maturity of debt securities outstanding under the indenture, or convey, transfer or otherwise dispose of all or substantially all of our assets, if the following conditions are satisfied:

•	any successor or acquiror assumes all of our obligations under the indenture and the debt securities;

•	the successor or acquiror is a corporation organized and existing under the laws of any U.S. state; and

•	the successor or acquiror shall not, immediately after such transaction, be in default in the performance of any covenant or condition with respect to the indenture or the debt securities.

The indenture does not prevent or restrict any of the following:

•	consolidation or merger, where after the consummation of which, we would be the surviving entity, or any conveyance or transfer or lease of any part of our properties which does not constitute the entirety or substantially the entirety of these properties; or

•	our approval or our consent to, any consolidation or merger to which any “restricted subsidiary” or any other of our subsidiaries or affiliates, may be a party, or any conveyance, transfer or lease by any of our subsidiaries or affiliates of any of their assets.

The term “restricted subsidiary” is defined in the indenture as any of our operating subsidiaries that account for 10% or more of our consolidated revenues and/or assets.

Modification of Indenture; Waiver

The indenture may be modified or amended by us and the trustee, without notice to or the consent of any holders, with respect to certain matters contained in the indenture including:

•	conveying to the trustee any property or assets as security for one or more series of debt securities;

•	evidencing our succession by another corporation and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture;

•	adding to the covenants of the indenture such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of holders of debt securities;

•	curing any ambiguity or correcting any inconsistency in the indenture;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series;

•	adding or changing any other provisions of the indenture that do not adversely affect the rights of any holder of a debt security of any series, such as providing for uncertificated debt securities; or

•	making any other changes or modifications to the indenture, provided that the rights of the holders of any debt securities created prior to such changes and modifications are not affected.

In addition, under the indenture, we and the trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, the following changes may be made only with the consent of each holder of any outstanding debt securities affected:

•	changing the stated maturity of those debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing the amount of or extending the time of payment for any premium payable upon redemption of any securities;

•	changing the place or currency of any payment of principal or interest;

•	impairing the right to bring a suit for the enforcement of any payment on or with respect to those debt securities;

•	modifying or affecting the terms and conditions of our obligations under the indenture in any manner adverse to the holders of debt securities;

•	waiving a default in the payment of the principal of or interest or Additional Amounts, if any, on any debt security; and

•	modifying any of the foregoing requirements, reducing the percentage of holders of debt securities required to consent to any amendment or waiver of any covenant or past default or reducing the requirements for establishing a quorum or voting.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the indenture and waive our compliance with the provisions of the indenture, except as described under “— Events of Default” below.

Events of Default

Each of the following will be an Event of Default with respect to each series of debt securities issued under the indenture:

•	default in the payment of any principal or premium, when due (except when the failure to make payment when due results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

•	default in the payment of interest or Additional Amounts and the continuance of that default for a period of 30 days;

•	default with respect to any obligation to make payments to a sinking fund, when due (except when the failure to make payment when due results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

•	default in the performance or breach of any other covenant or warranty contained in the indenture or in the debt securities with respect to that series and continuance of the default for a period of 60 days after written notice as provided in the indenture;

•	specified events of bankruptcy, insolvency or reorganization of us which, in the case of a decree or order for relief in an involuntary case, appointment of a receiver, liquidator or similar official or winding up or liquidation of us, remain unstayed and in effect for a period of 60 consecutive days; or

•	any other Event of Default provided in the applicable prospectus supplement.

If an Event of Default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal amount of all debt securities of such series and the accrued interest thereon due and payable immediately (except, if the Event of Default (i) described in the fourth bullet is with respect to all series of securities then outstanding or (ii) described in the fifth or sixth bullets, occurs and is continuing, then the trustee or holders of at least 25% in principal of all the securities then outstanding under the indenture (treated as one class), may declare the entire principal amount of all debt securities then outstanding under the indenture and accrued interest thereon to be due and payable immediately). Holders of a majority in principal amount of the outstanding debt securities of an affected series may rescind and annul a declaration of acceleration if we deposit with the trustee enough money to cover overdue amounts on the outstanding debt securities other than the amounts that would be due as a result of the acceleration.

Holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any past default or event of default of that series (except with respect to an Event of Default (i) described in the fourth bullet is with respect to all series of securities then outstanding or (ii) described in the fifth or sixth bullets, in which case a majority in principal amount of the securities then outstanding (voting as one class) is required to waive), except defaults or events of default regarding covenants that cannot be modified or amended without the consent of each holder of any outstanding debt securities affected (see “— Modification of Indenture; Waiver” above).

Holders of debt securities may not enforce the indenture or the relevant debt securities except as set forth in the indenture. The trustee under the indenture may refuse to enforce the indenture on the applicable debt securities unless it receives indemnification satisfactory to it. Subject to limitations contained in the indenture, holders of a majority in principal amount of debt securities issued under the indenture may direct the trustee in its exercise of any power granted to it under the indenture.

Notwithstanding any other provision in the indenture (including remedies which are subject to conditions precedent), each holder of debt securities will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the holder’s debt securities, when due and to institute suit for the enforcement of payment. Such rights may not be impaired or affected without the consent of such holder.

Limitations upon Liens on Stock of Restricted Subsidiaries

We will not, nor will we permit any “restricted subsidiary” to, create, issue, assume, guarantee or permit to exist any indebtedness for borrowed money secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the debt securities shall be secured equally and ratably with the indebtedness.

Limitations on the Issuance or Disposition of Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any “capital stock” (other than nonvoting preferred stock) of any restricted subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more restricted subsidiaries;

•	the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of the capital stock as determined by our board of directors (acting in good faith); or

•	an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of us or any restricted subsidiary.

The term “capital stock” is defined in the indenture as any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.

Defeasance

The indenture provides us with the option to discharge us from (a) all obligations of the debt securities of a series (except for administrative obligations) or (b) compliance with the covenants of the indenture with respect to such series. To exercise either option we must irrevocably deposit in trust with the indenture trustee money or obligations of, or guaranteed by, the United States sufficient to pay all of the principal of (including any mandatory redemption payments), premium, Additional Amounts and interest on the debt securities on the dates the payments are due. To exercise either option, we are required to deliver to the indenture trustee an opinion of tax counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes. To exercise the option described in clause (a) above, the tax opinion must be based on a ruling of the Internal Revenue Service.

Form, Registration, Transfer and Exchange

Each series of debt securities will be issued in fully registered form without coupons or in bearer form with or without coupons. Unless the applicable prospectus supplement provides otherwise, registered debt securities will be issued in denominations of $1,000 or integral multiples thereof and debt securities issued in bearer form will be issued in the denomination of $5,000. The indenture provides that debt securities may be issued in global form. If any series of debt securities is issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Holders may present debt securities for exchange, and registered debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the indenture, the debt securities and the applicable prospectus supplement. Holders may transfer debt securities in bearer form and the coupons, if any, appertaining to the debt securities will be transferable by delivery. There will be no service charge for any registration of transfer of registered debt securities or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any registration of transfer or exchange. Bearer securities will not be issued in exchange for registered securities.

In the event of any redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of or exchange debt securities of that series during a period of 15 days next preceding the mailing of a notice of redemption of securities of the series to be redeemed;

•	register the transfer of or exchange any registered debt security called or being called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

•	exchange any bearer security called for redemption except, to the extent provided with respect to any series of debt securities and referred to in the applicable prospectus supplement, to exchange the bearer security for a registered debt security of like tenor and principal amount that is immediately surrendered for redemption.

Global Securities

The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for such debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interests in any global security may exchange those interests for definitive debt securities of like tenor and principal amount in any authorized form and denomination and the manner of payment of principal and interest on any global debt security.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name the debt securities are registered.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, Additional Amounts and interest on the debt securities (other than bearer securities) of a particular series will be payable at the office of the paying agents designated by us. Unless otherwise indicated in the prospectus supplement, the principal corporate trust office of the trustee in The City of New York will be designated as sole paying agent for payments with respect to debt securities of each series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal, premium additional amounts or interest on a debt security which remains unclaimed at the end of one year will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and debt securities will be governed by and construed under the laws of the State of New York, without regard to conflicts of laws principles thereof.

PLAN OF DISTRIBUTION

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Choate, Hall & Stewart LLP, Boston, Massachusetts. Matters of Nevada law will be passed upon by Woodburn and Wedge, Reno, Nevada. Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the offered securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by Dewey Ballantine LLP, New York, New York.

EXPERTS

The consolidated financial statements, the related financial statement schedule and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

COMMON STOCK
DEBT SECURITIES

PROSPECTUS

July 13, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering described in this Registration Statement.

Securities and Exchange Commission Registration Fee	$	*
Blue sky fees and expenses (including legal fees)	$	†
Legal fees and expenses	$	†
Indenture trustee’s fees and expenses	$	†
Accounting fees and expenses	$	†
Printing and engraving expenses	$	†
Miscellaneous	$	†

Total Expenses	$	†

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

†	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers

The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

The Company’s Articles of Incorporation and By-laws provide in substance that no director, officer, employee, fiduciary or authorized representative of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director, officer or other representative capacity to the fullest extent that the laws of the State of Nevada permit elimination or limitation of the liability of directors and officers.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

The Company’s By-laws provide in substance that every director and officer of the Company shall be entitled to indemnification against reasonable expense and any liability incurred in connection with the defense of any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of Sierra Pacific as a director, officer, employee, fiduciary or other representative of the Company or another corporation, partnership, joint venture, trust, employee benefit plan or other entity, except to the extent prohibited by law.

The Company has purchased insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

See “Item 17. Undertakings” for a description of the Securities and Exchange Commission’s position regarding such indemnification provisions.

Item 16.	Exhibits

See Index to Exhibits preceding the Exhibits included as part of this Registration Statement.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on July 13, 2006.

SIERRA PACIFIC RESOURCES

By:	/s/ Michael W. Yackira
Michael W. Yackira
Corporate Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter M. Higgins III, Michael W. Yackira, William D. Rogers, Paul J. Kaleta, and John E. Brown and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and Registration Statements filed pursuant to Rule 462(b) of the Securities Act of 1933) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Walter M. Higgins III Walter M. Higgins III	Chairman of the Board, President and Chief Executive Officer	July 13, 2006

/s/ Michael W. Yackira Michael W. Yackira	Corporate Executive Vice President and Chief Financial Officer	July 13, 2006

/s/ John E. Brown John E. Brown	Corporate Controller	July 13, 2006

/s/ Joseph B. Anderson, Jr. Joseph B. Anderson, Jr.	Director	July 13, 2006

/s/ Mary Lee Coleman Mary Lee Coleman	Director	July 13, 2006

Signature	Title	Date

/s/ Krestine M. Corbin Krestine M. Corbin	Director	July 13, 2006

/s/ Theodore J. Day Theodore J. Day	Director	July 13, 2006

/s/ James R. Donnelley James R. Donnelley	Director	July 13, 2006

/s/ Jerry E. Herbst Jerry E. Herbst	Director	July 13, 2006

/s/ John F. O’Reilly John F. O’Reilly	Director	July 13, 2006

/s/ Philip G. Satre Philip G. Satre	Director	July 13, 2006

/s/ Donald D. Snyder Donald D. Snyder	Director	July 13, 2006

/s/ Clyde T. Turner Clyde T. Turner	Director	July 13, 2006

EXHIBIT INDEX

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement relating to common stock

1	.2*	Form of Underwriting Agreement relating to debt securities

3	.1†	Restated Articles of Incorporation (filed as Exhibit 3(A) to Form 10-K for the year ended December 31, 1999)

3	.2†	Certificate of Amendment (filed as Exhibit 3.1 to Form 8-K dated May 26, 2006)

3	.3†	By-Laws (previously filed as Exhibit 3.1 to Form 8-K dated May 9, 2005)

4	.1†	Indenture between Sierra Pacific Resources and The Bank of New York, as Trustee (filed as Exhibit 4.1 to Form 8-K dated May 22, 2000)

4	.2*	Form of Officer’s Certificate establishing the terms of the debt securities

4	.3*	Form of Note

5.1		Opinion of Choate, Hall & Stewart LLP

5.2		Opinion of Woodburn and Wedge

8	.1*	Opinion of Choate, Hall & Stewart LLP as to Tax Matters

12	.1*	Statement regarding computation of Ratios of Earnings to Fixed Charges

23.1		Consent of Deloitte & Touche LLP

23.2		Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)

23.3		Consent of Woodburn and Wedge (included in Exhibit 5.2)

23	.4*	Consent of Choate, Hall & Stewart LLP as to Tax Matters (included in Exhibit 8.1)

24.1		Powers of Attorney (included in signature page)

25.1		Statement of Eligibility of Trustee on Form T-1 of The Bank of New York

†	Previously filed

*	To be filed by amendment or subsequent Form 8-K